EXHIBIT 24

POWER OF ATTORNEY

Know all by these presents, that the LDB 2018 GST Trust (the “Trust”) hereby constitutes and appoints each of Barry J. Cohen and John J. Hannan, signing singly, its true and lawful attorney-in-fact to:

(1) execute for and on behalf of the Trust, all documents relating to the reporting of beneficial ownership of securities required to be filed with the United States Securities and Exchange Commission (the "SEC") pursuant to Section 13(d) or Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder (the “Exchange Act"), including, without limitation, Schedule 13D and Form 3, Form 4 and Form 5 and successive forms thereto;

(2) do and perform any and all acts for and on behalf of the Trust that may be necessary or desirable to complete and execute any such documents, complete and execute any amendment or amendments thereto, and timely file such documents with the SEC and any stock exchange, automated quotation system or similar authority; and

(3) take any other action of any type whatsoever in furtherance of the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, such party, it being understood that the documents executed by such attorney-in-fact on behalf of the Trust pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The Trust hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such party might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the Trust, are not assuming, nor is Apollo Global Management, Inc. assuming, any of the undersigned's responsibilities to comply with the Exchange Act.

This Power of Attorney shall remain in full force and effect until the Trust is no longer required to file such documents with respect to its holdings of and transactions in securities issued by Apollo Global Management, Inc., unless earlier revoked by the Trust in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned have caused this Power of Attorney to be executed on behalf of the LDB 2018 GST Trust as of this 8th day of November, 2024.

/s/ John J. Hannan
John J. Hannan, Trustee

/s/ Richard Ressler
Richard Ressler, Trustee

/s/ Barry J. Cohen
Barry J. Cohen, Trustee

[Power of Attorney Signature Page]